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                       Consent of Independent Accountants

We hereby consent to the use in the Statement of Additional Information constituting part of this Registration Statement on Form N-14 (the "Registration Statement") of Putnam Investment Grade Municipal Trust II of our report dated June 8, 2000 relating to the financial statements and financial highlights appearing in the April 30, 2000 Annual Report to the Shareholders of Putnam Investment Grade Municipal Trust II, which financial statements and financial highlights are included in such Statement of Additional Information, and to the incorporation by reference of such report into the Prospectus/Proxy Statement which constitutes part of this Registration Statement. We also consent to the reference to us under the heading "Independent Accountants and Financial Statements" in such Statement of Additional Information and in Appendix A of the Prospectus/Proxy Statement under the heading "Representations and warranties of Trust II," item number 1, paragraph (c) "Representations and warranties of Trust III," item number 2, paragraph (c) and under the heading "Conditions to Trust II's obligations," item number 8 paragraphs (d) and (p). We also consent to the incorporation of our report dated June 8, 2000 relating to the supplemental schedule, which appears in the Registration Statement.


PricewaterhouseCoopers LLP
Boston, Massachusetts
May 1, 2001